Exhibit 10.20

Oasmia Pharmaceutical AB

556332-6676

Uppsala Science Park

75183 Uppsala

1. Employment

Employment contract for Julian Aleksov 650710-9392

Julian Aleksov is employed as of January 1st 2001 as Executive Director.

Julian Aleksov will as Executive Director handle the daily leadership of the organization in accordance with the joint stock companies with regard to those directives and guidelines that are put forth by the board and in general shall conduct himself in a manner that best preserves and promotes the company’s interests.

Employment is valid until further notice

2. Salary

Julian Aleksov will receive a monthly salary of 25,000 SEK (up till 12-31-2001) after which the salary will be commensurate with the market value.

3. Insurances

The company shall sign Service Group Life Insurance (TGL) and Workers Compensation insurance (TFA).

Health and pension insurance will be included in accordance with a separate contract as agreed upon.

4. Expense reimbursement and subsistence allowance (Per diem)

During business trips, foreign and domestic, the employee is reimbursed in accordance with the IRS’ established flat rate. The employee always has the right to be compensated for the actual cost of any amounts exceeding this and other expenses.

5. Confidentiality and loyalty

The employee shall maintain discretion in regards to the company’s affairs, such as business affairs or other similar relationships which’s disclosure would cause the employer harm.

The employee may not take on assignments or operate in a manner that could have an adverse effect on the loyalty towards the company.

6. Competing business

The employee may not directly or indirectly operate a for profit business, whether alone or with someone else, that competes with the employer nor accept employment with someone who operates such an organization. If the employee intends to undertake such an assignment or moonlight, council shall be convened with the company prior.

13. Resignation

Resignation initiated by the company shall have a minimum notice period of two years. Resignation initiated by the employee shall have a notice period of three months.

14. Dispute

If dispute arises in regard to the interpretation and application of this contract the parties can agree to settle the dispute by separation. If such an agreement should be made the employer will, regardless of outcome, be responsible for the costs of the separation proceedings.

This contract has been prepared in two copies where both parties have taken their copy.

Uppsala	04-01-2001

(signature)	(signature)

(Employee)	(Employer)

Oasmia Pharmaceutical AB

556332-6676

Uppsala Science Park

75183 Uppsala

Addendum to the employment contract for Julian Aleksov 650710-9392 dated January 1st 2001

Separate contract in regards to health and pension insurance.

a	Health insurance

Julian Aleksov has the right to sign with a private health insurance provider of his choosing.

a	Pension

For Julian Aleksov, the company shall yearly put aside an amount equal to 20 percent of Julian Aleksov’s pensionable yearly salary into a corporation of his choosing.

This contract has been prepared in two copies where both parties have taken their copy.

(signature)	(signature)

Julian Aleksov	Bo Cederstrand